SECOND AMENDMENT TO
LICENSING AND SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO NATHAN'S FAMOUS LICENSING AND SUPPLY AGREEMENT (this "Second Amendment") is made and effective as of the latest date signed by and between Nathan's Famous Systems, Inc. ("NFSI") and John Morrell & Co. ("John Morrell"). NFSI and John Morrell may collectively be referred to herein as the "parties." Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, NFSI and John Morrell have entered into a Licensing and Supply Agreement, dated December 5, 2012, as amended (the "Agreement"), for the exclusive right and obligation to manufacture, distribute, market and sell certain "Nathan's Famous" products through retail channels in the United States; and

WHEREAS, the parties desire to amend the Agreement to add new products and e-commerce rights as set forth in this Second Amendment.

NOW THEREFORE, in consideration of the mutual promises, covenants and obligations set forth in the Agreement and this Second Amendment, the parties agree to amend the Agreement as follows:

1. Amendments.

a. Section 3(a) of the Agreement (not including subsections) is hereby deleted in its entirety and replaced with the following:

Retail - John Morrell will have the exclusive right and obligation to manufacture, distribute, market and sell (i) "Nation's Famous" branded hot dogs, sausages and corned beef products in refrigerated consumer packages ("NF Retail Franks"), (ii) "Nathan's Famous" branded hot dog toppings (including, without limitation, chili, cheese sauce and onion sauce, but specifically excluding mustard, ketchup and sauerkraut, which are currently licensed by NFSI to third parties), hamburgers, and lunchmeat ("NF Retail Ancillary Products"), (iii) "Nathan's Famous" branded pretzel dogs (any size) and bagel dogs (full size only) ("NF Retail Enrobed Franks"), and (iv) "Nathan's Famous" branded hot dog buns and hamburger buns in consumer packages ("Sublicensed Products"), all to be resold solely through retail channels (e.g., supermarkets, groceries, mass merchandisers and club stores) (excluding Walmart for full size pretzel dogs only) in the Territory (together, NF Retail Franks, NF Retail Ancillary Products, NF Retail Enrobed Franks, and Sublicensed Products shall be referred to herein as "NF Retail Products"). For the avoidance of doubt, the parties acknowledge that John Morrell shall not have the right to sell full-size pretzel dogs to Walmart but John Morrell shall have the exclusive right under this Agreement to sell mini pretzel dogs to Walmart. John Morrell acknowledges that: (x) NFSI currently has a license agreement with Focus Brands/Auntie Anne's pursuant to which Focus Brands/Auntie Anne's have the exclusive right to manufacture, market, distribute and sell a full-sized "Nathan's Famous" pretzel dog to Walmart; (y) NFSI currently has a license agreement with Perfection Foods Company pursuant to which Perfection has exclusive rights to manufacture, market, distribute and sell "Nathan's Famous" mini franks-in-blankets, mini bagel dogs and certain frozen sandwiches through retail channels; and (z) such third party licenses shall not be a breach hereof and John Morrell shall not infringe or interfere with the rights granted to such third parties.

With respect to the Sublicensed Products, John Morrell shall have the right to sublicense the rights granted herein, or any portion thereof, to a third party manufacturer. John Morrell shall be solely responsible for negotiating (although NFSI shall have reasonable approval rights over the business terms) and managing such sublicense relationship and supporting marketing programs for the Sublicensed Products in accordance with the terms and conditions of the Agreement. All royalty

proceeds and other revenue resulting from the Sublicensed Products shall be divided equally (50/50) between NFSI and John Morrell.

b. The following shall be added as a new Section 3(a)(iii) of the Agreement:

E-Commerce Platform – John Morrell shall have the right, but not the obligation, to design, develop, manage, host and provide order fulfillment services, or to have a third party do the same, for a Nathan's Famous branded e-commerce website and related mobile applications to promote, distribute and sell Nathan's Famous branded merchandise, including, without limitation, apparel, premiums, swag and other non-perishable goods ("NF Merchandise"), NF Retail Products and Nathan's Famous branded retail products under license to third parties, such as, for example, Nathan's Famous mustard, pickles, French fries, etc. ("Third Party NF Retail Products"). John Morrell shall be solely responsible for all regulatory compliance for any website and mobile applications developed hereunder, including, without limitation, ADA compliance. John Morrell shall pay NFSI a royalty for all e-commerce sales made hereunder in accordance with the royalty rates set forth in Section 6(a). The wholesale cost to John Morrell for any Third Party NF Retail Products sold through the e-commerce platform shall be negotiated with the supplier through NFSI. All NF Merchandise and all offers of NF Retail Products through such e-commerce activities shall be subject to NFSI's prior written approval. For the avoidance of doubt, John Morrell acknowledges that NFSI may engage in the sale of NF Merchandise in relation to other activities it may be engaged in (e.g., at the Hot Dog Eating Contest, through the gift shops that are subtenants of NFSI's restaurants in certain locations, etc.) and the same shall not be a breach hereof.

c. Section 6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

Retail Royalty – John Morrell will pay NFSI on a monthly basis a royalty on NF Retail Products as follows:

NF Retail Products	Royalty Rate
NF Retail Franks Hot Dogs Sausages Corned Beef	10.8% of Net Sales
NF Retail Ancillary Products Hot Dog Toppings Lunchmeat Hamburgers	5% of Net Sales
NF Retail Enrobed Franks Pretzel Dogs (any size) Bagel Dogs (full-size only)	5% of Net Sales for the first 18 months from product launch and then shall increase to 7% of Net Sales thereafter.
Sublicensed Products Hot Dog Buns Hamburger Buns	Royalty rate to-be-negotiated with third party sublicensee, with royalty proceeds split 50/50 between NFSI and John Morrell.
E-Commerce Sales of NF Retail Products	Standard royalty, as provided above for each product category, less taxes, discounts, and fulfillment and shipping expenses.
E-Commerce Sales of Third Party NF Retail Products	John Morrell and NFSI will equally divide (50/50) all revenue received from the sale of Third Party NF Retail Products, less John Morrell's out-of-pocket wholesale cost for the

	items sold, taxes, discounts, and fulfillment and shipping expenses.
E-Commerce Sales of NF Merchandise	John Morrell and NFSI will equally divide (50/50) all revenue received from the sale of NF Merchandise, less John Morrell's out-of-pocket cost for the items sold, taxes, discounts, and fulfillment and shipping expenses.

As used herein, "Net Sales" shall be gross delivered invoice price less only trade promotion discounts (slotting fees and the cost of trade advertisements will NOT be deducted in calculating Net Sales).

2. **Other Food Service Within Retail.** For the avoidance of doubt, the royalty paid by John Morrell to NFSI for NF Retail Products sold to Other Food Service Within Retail Business, as provided in Section 7 of the Agreement, shall continue to be as set forth in Schedule IV of the Agreement.

3. **No Other Amendments.** Except as expressly set forth above, all of the remaining terms and conditions of the Agreement remain in full force and effect.

4. **Miscellaneous.**

   a. This Second Amendment is deemed and intended by the parties to be an amendment to the Agreement, and in the event of any inconsistency between the terms and conditions in the Agreement and this Second Amendment, the terms and conditions in this Second Amendment shall prevail.

   b. This Second Amendment may be executed in counterparts; all such counterparts shall constitute but one and the same agreement. This Second Amendment may be delivered by electronic transmission with the same effect as if originally executed copies of this Second Amendment were personally delivered to the parties thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized officers or representatives as of the date first set forth above.

JOHN MORRELL & CO.	NATHAN'S FAMOUS SYSTEMS, INC.
By: [signature]	By: [signature]
Name: MICHAEL J. PARIBELLO	Name: ERIC GATOFF
Title: SR. DIR. OF MARKETING	Title: CEO
Date: 6/29/2017	Date: 6/29/17